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                                                                     EXHIBIT 4.7

                             STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (the "Agreement") is entered into on this 20th of May, 2003, by and among CDRJ Latin America Holding Company B.V. ("CDRJ Latin America"), Latin Cosmetics Holdings, B.V. ("LCH"), Regional Cosmetics Holding, B.V. ("RCH"), Southern Cosmetics Holdings B.V. ("SCH") and CDRJ Mexico Holding Company B.V. ("CDRJ") (CDRJ Latin America, LCH, RCH, SHC and CDRJ, shall collectively be referred to as the "Pledgors") as Pledgors, and Credit Suisse First Boston, acting through its Cayman Island branch ("CSFB"), in its capacity as collateral agent (the "Collateral Agent"), in the name and on behalf of the Lenders (as such term is defined below), in accordance with the following Preliminary Statements, Representations and Clauses.

                             Preliminary Statements

WHEREAS:

     (A) pursuant to the Credit Agreement dated as of May 20, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Jafra Cosmetics International, Inc. ("JCI") and Distribuidora Comercial Jafra, S.A. de C.V. ("DCJ"), as borrowers (the "Borrowers"), Jafra Worldwide Holdings (LUX) S.AR.L., as parent and guarantor, the Issuing Bank (as such term is defined in the Credit Agreement, hereafter the "Issuing Bank") the lenders party thereto from time to time (such lenders, collectively with the Issuing Bank, the "Lenders"), and CSFB, as Collateral Agent and administrative agent (in such capacity, the "Administrative Agent"), the Lenders have agreed to extend credit to the Borrowers in the form of (i) term loans in an aggregate principal amount not to exceed US$50,000,000.00 (fifty million dollars 00/100) legal currency of the United States of America (such currency shall be referred to as "Dollars") (such term loans shall be referred to as, the "Term Loans"); (ii) revolving loans in an aggregate principal amount at any time outstanding not in excess of US$40,000,000.00 (forty million Dollars 00/100) (such revolving loans shall be referred to as, the "Revolving Loans"); (iii) swingline loans in an aggregate principal amount at any time outstanding not in excess of US$7,500,000.00 (seven million five hundred thousand Dollars 00/100) (such swingline loans shall collectively be referred to as, the "Swingline Loans" and collectively with the Term Loans and the Revolving Loans, the "Loans"); and (iv) letters of credit in an aggregate face amount at any time outstanding not in excess of US$10,000,000.00 (ten million Dollars 00/100) (such letters of credit shall be referred to as, the "Letters of Credit"); in each case,

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         pursuant to the terms and subject to the conditions set forth in the
         Credit Agreement;

     (B) Pursuant to the Credit Agreement, the Lenders' obligations to make Loans and the obligation of the Issuing Bank to issue Letters of Credit pursuant to the Credit Agreement are subject to several conditions, including, among other things, the execution and delivery by the Pledgors of this Agreement.

                         Representations and Warranties

I.   Each Pledgor hereby represents and warrants that:

     (a) it is a private company with limited liability duly organized, validly existing and in good standing under the laws of the Netherlands, with its principal place of business and chief executive office located at the address set forth in Clause Twelfth;

     (b) it is the sole legal owner of, and has legal and valid title to, the shares issued by Jafra Cosmetics International, S.A. de C.V. ("JCSA") described under such Pledgor's name in Exhibit "A" hereto (the shares described in such Exhibit "A" shall collectively be referred to herein as the "Pledged JCSA Shares");

     (c) it is the sole legal owner of, and has legal and valid title to, the shares issued by DCJ described under such Pledgor's name in Exhibit "B" hereto (the shares described in such Exhibit "B" shall collectively be referred to herein as the "Pledged DCJ Shares");

     (d) except for the security interest granted hereunder and except as permitted under Section 6.02, 6.04 or 6.05 of the Credit Agreement, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged JCSA Shares and the Pledged DCJ Shares owned by such Pledgor and indicated on Exhibit "A" and Exhibit "B" (ii) holds the same free and clear of all Liens (as hereinafter defined), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged JCSA Shares and the Pledged DCJ Shares owned by such Pledgor, other than pursuant hereto;

     (e) such Pledgor (i) has the power and authority to pledge the Pledged JCSA Shares and the Pledged DCJ Shares owned by such Pledgor in the manner hereby done or contemplated and (ii) will defend its title or interest thereto

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         or therein against any and all Liens (other than the Lien created by this Agreement or as otherwise permitted by the Credit Agreement), however arising, of all Persons whomsoever;

     (f) all of the Pledged JCSA Shares and the Pledged DCJ Shares have been duly authorized and validly issued and are fully paid and nonassessable;;

     (g) all information set forth herein relating to the Pledged JCSA Shares and the Pledged DCJ Shares is accurate and complete in all material respects as of the date hereof;

     (h) the individual executing this Agreement on behalf of such Pledgor has all necessary power, authority and corporate authorization to execute and deliver this Agreement on such Pledgor's name and behalf, and such powers, authority and corporate authorizations have not been amended, revoked or limited in any way; and

     (i) it is such Pledgor's intention to pledge the Pledged JCSA Shares and Pledged DCJ Shares owned by such Pledgor to the Collateral Agent, for the ratable benefit of the Lenders, in accordance with the provisions of this Agreement.

II.   The Collateral Agent hereby represents and warrants that:

     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation; and

     (b) the individual executing this Agreement on behalf of the Collateral Agent has all necessary power, authority and corporate authorization to execute and deliver this Agreement on behalf of the Collateral Agent, and such powers, authority and corporate authorizations have not been amended, revoked or limited in any way.

         NOW, THEREFORE, based on the Preliminary Statements and Representations and Warranties contained herein, which constitute an essential inducement to the Lenders (motivo determinante de la voluntad) for the making of Loans and the issuance of Letters of Credit, the parties hereto agree as follows:

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                                     CLAUSES

First. Certain Defined Terms.

(a) As used in this Agreement, the following terms shall have the following meanings:

         "Additional Shares" has the meaning specified in paragraph (d) of Clause Second.

         "Administrative Agent" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person.

         "Agreement" has the meaning specified in the preamble of this Agreement.

         "Borrowers" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, United States of America or in the City of Mexico, Federal District, United Mexican States, are authorized or required by law to close.

         "CDRG" has the meaning specified in the preamble of this Agreement.

         "CDRJ Latin America" has the meaning specified in the preamble of this Agreement.

         "Collateral Agent" has the meaning specified in the preamble of this Agreement.

         "Control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Agreement" has the meaning specified in Preliminary Statement
         (A) of this Agreement.

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         "CSFB" has the meaning specified in the preamble of this Agreement.

         "DCJ" means Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable, duly organized and validly existing under the laws of Mexico.

         "Dollars" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Event of Default" has the meaning assigned to such term in the Credit Agreement.

         "Governmental Authority" shall mean any nation, government, branch of power, state or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

         "Issuing Bank" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Issuing Company" means each of JCSA and DCJ.

         "JCI" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "JCSA" means Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable, organized under the laws of Mexico.

         "Law" means the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Titulos y Operaciones de Credito).

         "LCH" has the meaning specified in the preamble of this Agreement.

         "Lenders" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Letters of Credit" has the meaning specified in Preliminary Statement
         (A) of this Agreement.

         "Loan Documents" has the meaning assigned to such term in the Credit Agreement.

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         "Lien" shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loans" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Mexico" means the United Mexican States.

         "Notice of Additional Pledge" has the meaning specified in paragraph
         (d) of Clause Second.

         "Notice of Pledge over Additional Shares" has the meaning specified in paragraph (d) of Clause Second.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

         "Pesos" means the legal currency of Mexico.

         "Pledged DCJ Shares" has the meaning specified in paragraph (c) of Representation I.

         "Pledged JCSA Shares" has the meaning specified in paragraph (b) of Representation I.

         "Pledged Shares" means the Pledged JCSA Shares, the Pledged DCJ Shares, any Additional Shares, and all proceeds of any of the foregoing.

         "Pledgors" has the meaning specified in the preamble to this Agreement.

         "RCH" has the meaning specified in the preamble of this Agreement.

         "Required Lenders" has the meaning assigned to such term in the Credit Agreement.

         "Revolving Loans" has the meaning specified in Preliminary Statement
         (A) of this Agreement.

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         "Secured Obligations" has the meaning specified in paragraph (a) of
         Clause Second.

         "Security Interest" has the meaning specified in paragraph (a) of Clause Second.

         "SCH" has the meaning specified in the preamble of this Agreement.

         "Swingline Loans" has the meaning specified in Preliminary Statement
         (A) of this Agreement.

         "Term Loans" has the meaning specified in Preliminary Statement (A) of this Agreement.

         "Termination Notice" has the meaning specified in Clause Third.

         (b) Usage. The definitions in this Clause First shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Clauses, sections, paragraphs and Exhibits shall be deemed to be references to Clauses, sections, paragraphs and Exhibits of this Agreement, unless the context shall otherwise require and all references to Exhibits refer to Exhibits attached and incorporated by reference to this Agreement. When used in this Agreement, the words (i) "hereof", "herein" and "hereunder" and words of similar import, shall refer to this Agreement as a whole and not to any particular Clause, section, paragraph of this Agreement; (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" unless otherwise expressly specified; and (iii) "assets" and/or "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, shares or partnership interests in the capital stock of any company or person, securities, revenues, accounts, leasehold interests and contract rights.

         In addition, any reference to (i) any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented, restated or otherwise modified from time to time; and (ii) any statute, law or regulation shall be deemed to include any amendments thereto from time to time or any successor statute, law or regulation thereof.

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Second. Pledge; Grant of Security Interest.

(a) The Pledgors hereby grant an unconditional and irrevocable first priority pledge and security interest (the "Security Interest") to the Collateral Agent (acting in the name and on behalf of the Lenders) for the ratable benefit of the Lenders, in and to: (i) the Pledged JCSA Shares and (ii) the Pledged DCJ Shares, as collateral security for the due and timely payment, performance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of any and all obligations of any nature of DCJ arising from or in connection with the Credit Agreement (collectively, the "Secured Obligations").

(b) For purposes of perfecting the Security Interest over the Pledged JCSA Shares and the Pledged DCJ Shares pursuant to paragraph II of Article 334 of the Law, each Pledgor hereby delivers to the Collateral Agent
         (i) the share certificates evidencing such Pledgor's right, title and interest in and to each of (A) the Pledged JCSA Shares held by such Pledgor and (B) the Pledged DCJ Shares held by such Pledgor, in each case, duly endorsed "in pledge" ("en prenda") in favor of the Collateral Agent, for the ratable benefit of the Lenders, and (ii) copies of the entries made in the shares registry book (libro de registro de acciones) of each of the Issuing Companies, duly certified by the secretary of the board of directors of each of the Issuing Companies (in the form of Exhibit "C" hereto), evidencing that, on the date hereof, the Security Interest in and to the Pledged JCSA Shares and the Pledged DCJ Shares has been duly recorded in such shares registry books.

(c) In accordance with Article 337 of the Law, the Pledgors and the Collateral Agent agree that this Agreement shall constitute a receipt (resguardo) by the Collateral Agent of the Pledged Shares.

(d) The Pledgors hereby acknowledge and agree that any and all additional shares of any Issuing Company, or increases in the value of the Pledged JCSA Shares and/or the Pledged DCJ Shares, whether such shares or increases represent the fixed portion or the variable portion of the corporate capital of any such Issuing Company, to which any such Pledgor may subscribe in the future or any shares corresponding to the Pledged JCSA Shares and/or the Pledged DCJ Shares and issued as consequence of a capital increase, merger, spin-off, transformation or other action of any such Issuing Company (the "Additional Shares") will be considered for all legal purposes as pledged pursuant to this Agreement, and will be considered as part of the Pledged Shares. For such purposes and pursuant to paragraph II of Article 334 of the Law, the relevant Pledgor shall, within a period of 5 (five) Business Days after the corresponding capital increase,

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         merger, spin-off, transformation or other action of any such Issuing
         Company (i) notify the Collateral Agent of the creation of a security interest in and to such Additional Shares substantially in the form of Exhibit "D" hereof (the "Notice of Pledge over Additional Shares");
         (ii) deliver to the Collateral Agent the share certificate or certificates evidencing such Pledgor's right, title and interest in and to such Additional Shares, duly endorsed "in pledge" ("en prenda") in favor of the Collateral Agent, for the ratable benefit of the Lenders; and (iii) deliver to the Collateral Agent a certificate issued by the secretary of the board of directors of the relevant Issuing Company, substantially in the form of Exhibit "C" hereto, certifying that, on such date, the security interest on such Additional Shares has been duly registered in the stock registry book of the relevant Issuing Company.

Third. Continuing Security Interest.

(a) The Security Interest shall be continuing and shall (i) subject to what is provided in paragraphs (b), (c) and (d) below, remain in full force and effect until all of the Secured Obligations shall have been satisfied, paid and discharged in full; (ii) be binding upon each Pledgor, its successors and assigns; and (iii) inure to the benefit of and be enforceable by the Collateral Agent, acting in the name and on behalf of the Lenders, and their respective successors and assigns. Subject to what is provided in paragraphs (b), (c) and (d) below), no later than 10 (ten) Business Days following the due and timely payment, satisfaction and fulfillment of all of the Secured Obligations, and upon written request by the Pledgors, the Lenders shall deliver to the Collateral Agent a written notice to that effect, and the Collateral Agent shall deliver to the Pledgors a termination notice (the "Termination Notice") substantially in the form attached hereto as Exhibit "E", together with the share certificates representing the Pledged Shares, with the endorsement in pledge duly cancelled. Only upon delivery of the Termination Notice by the Collateral Agent to the Pledgors as herein contemplated, this Agreement shall terminate and the Security Interest shall cease, terminate and be released.

(b) Upon any sale or other transfer by any Pledgor of any Pledged Shares that is permitted under the Credit Agreement to any Person (unless sold or transferred to a Person that is required to pledge such Pledged Shares to the Collateral Agent pursuant to Section 5.11 of the Credit Agreement), or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Shares pursuant to Section 9.01(d) of the Credit Agreement, the security interest in such Pledged Shares shall be automatically released.

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(c)      If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrowers pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action and the security interest in the Pledged Shares of such Pledgor shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (b) or (c) above, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release and shall deliver to such Pledgor all related Pledged Shares of such Pledgor held by the Collateral Agent. Any execution and delivery of documents pursuant to this paragraph (d) shall be without recourse to or warranty by the Collateral Agent.

Fourth. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent has given notice as specified in clause (b) or (c) below:.

         (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Shares or any part thereof for any purpose; provided, however, that such Pledgor will not be entitled to exercise any such right (other than in connection with a transaction permitted by the Credit Agreement) which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. The Collateral Agent shall be free and clear of any liability arising from or in connection with the exercise or failure to exercise the voting rights or any other corporate rights corresponding to the Pledged Shares.

         (ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be promptly executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph
                  (iii) below.

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         (iii)    Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Shares to the extent such cash dividends, interest and principal are permitted by the Credit Agreement. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Shares, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Issuing Company of any Pledged Shares or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such Issuing Company may be a party or otherwise, shall be and become part of the Pledged Shares, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default and subsequent notice by the Collateral Agent to the relevant Pledgor or Pledgors of its intent to exercise such rights, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by any Pledgor contrary to the provisions of this Clause Fourth shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of the Credit Agreement. After all Events of Default have been cured or waived, the Collateral Agent shall, within 5 (five) Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash

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         dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and subsequent notice by the Collateral Agent to the relevant Pledgor or Pledgors of its intent to exercise such rights, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Clause Fourth, and the obligations of the Collateral Agent under paragraph
         (a)(ii) of this Clause Fourth, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

(d) The rights of the Collateral Agent hereunder shall not be conditioned or contingent upon the exercise by the Collateral Agent of any right or remedy against any Pledgor or any other person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. The Collateral Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the rights corresponding to the Pledged Shares or for any delay in doing so, nor shall the Collateral Agent be under any obligation to sell or otherwise dispose of any of the Pledged Shares upon the request of any of the Pledgors or any other person (except for the Required Lenders), or to take any other action whatsoever with regard to the Pledged Shares or any part thereof, except as expressly provided herein.

Fifth. Covenants of the Pledgors. So long as this Agreement is in effect, each Pledgor covenants that it (a) shall defend the right, title and interest of the Collateral Agent and the Lenders in and to the Pledged Shares against the claims and demands of any Person other than the Collateral Agent or the Lenders; (b) shall not create, incur, assume, or permit to exist any Lien on any of the Pledged Shares, whether now held or hereafter subscribed, except for the Security Interest and except as expressly permitted under Section 6.02 of the Credit Agreement; (c) shall not sell, transfer, assign, pledge, deliver, transfer in trust, grant, usufruct or

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otherwise dispose of, or grant any option with respect to, any such Pledged
Shares or any interest therein without the prior written consent of the Collateral Agent, except as expressly permitted under Section 6.04 and 6.05 of the Credit Agreement; (d) shall execute and deliver to the Collateral Agent such documents in favor of the Collateral Agent and do such things relating to the Security Interest as the Collateral Agent may reasonably request in order to protect and maintain the Security Interest and to protect and preserve the Pledged Shares, and pay all reasonable costs arising from or in connection therewith; and (e) shall pay any and all taxes, assessments, and other charges of any nature which may be imposed, levied, or assessed against or with respect to the Pledged Shares.

Sixth. Safekeeping of the Pledged Shares. The obligations of the Collateral Agent with respect to the safekeeping and preservation of the Pledged Shares shall be limited to the obligations imposed by the Law. Any actions carried out by the Collateral Agent for the safekeeping and preservation of the Pledged Shares shall be at the sole expense and risk of the Pledgors, except for actions or omissions caused by the gross negligence or willful misconduct of the Collateral Agent.

Seventh. Events of Default. If an Event of Default shall occur and be continuing the Collateral Agent is hereby expressly and irrevocably authorized by each Pledgor to foreclose upon the Security Interest pursuant to the provisions of Clause Eighth, and to exercise its rights in any other manner as set forth in the Law.

Eighth.  Foreclosure.

(a) Each Pledgor hereby expressly and irrevocably agrees that upon the occurrence of an Event of Default, the Collateral Agent may foreclose upon the Security Interest and request the sale of the Pledged Shares, pursuant to Article 341 of the Law, or exercise its rights in any other manner as set forth in the Law, in order to seek payment of the Secured Obligations.

(b) Each Pledgor shall take or shall cause each Issuing Company to take, any and all actions and/or initiate any and all proceedings that may be reasonably necessary or convenient, in the Collateral Agent's reasonable discretion, to facilitate the execution and transfer of the Pledged Shares. The Pledgors further agree to do or cause to be done all such other acts as may be reasonably necessary or convenient to expedite such sale or sales of all or any portion of the Pledged Shares, and to execute and deliver such documents and take such other action as the Collateral Agent deems reasonably necessary or advisable in order that any such sale may be in compliance with applicable law.

(c) Due to the fact that the Secured Obligations are monetary obligations denominated in Dollars and payable outside of Mexico, in order to satisfy such Secured Obligations, any and all amounts in Pesos that are received by the Collateral Agent will be (i) exchanged by the Collateral Agent in a foreign exchange transaction into Dollars with a financial institution appointed by the Collateral Agent, and the currency so exchanged shall be distributed by the Collateral Agent pursuant to the provisions of paragraph (d) below; or (ii) in case such Pesos cannot be exchanged into Dollars as a result of exchange rate controls or other governmental action, law or regulation, the Collateral Agent will deliver such Pesos to the Lenders pursuant to the provisions of paragraph (d) below.

(d) The proceeds of any sale of Pledged Shares pursuant to this Clause Eighth, as well as any cash proceeds thereof may, in the sole discretion of the Collateral Agent, be applied by the Collateral Agent against the respective Secured Obligations of the relevant Pledgor then due and owing in the following order of priority:

         FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations of the relevant Pledgor, including all court costs and the reasonable fees and expenses of the Collateral Agent's agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of such Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

         SECOND, to the payment in full of the Secured Obligations of the relevant Pledgor (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of such Secured Obligations owed to them on the date of any such distribution); and

         THIRD, to the relevant Pledgor, its successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may otherwise direct.

Ninth.- Capacity of Collateral Agent. As an essential inducement (motivo determinate de la voluntad) to the Lenders for the making of the Loans and the issuance of Letters of Credit, (i) each Pledgor hereby expressly and irrevocably acknowledges that the Collateral Agent has all necessary appointments, legal capacity and authority to act in the name and on behalf of the Lenders for all matters arising from or relating to this Agreement; and (ii) each Pledgor hereby expressly and irrevocably waives its rights to carry out any action challenging the legal existence, appointments, legal or other capacity and authority of the Collateral Agent to act in the name and on behalf of the Lenders for such matters.

Tenth.- Assignments. The rights and obligations arising from this Agreement may not be assigned or transferred by any Pledgor to any third party, except with the prior written consent of the Collateral Agent or as expressly contemplated by Section 6.04 or 6.05 of the Credit Agreement. The Collateral Agent (or any successor Collateral Agent appointed pursuant to the terms of the Credit Agreement) may assign, in whole or in part, its rights and obligations hereunder to any successors or assignees under the Credit Agreement, and, in any such case, the successor or assignee shall be entitled to exercise all rights of the Collateral Agent hereunder.

Eleventh.- Amendments. This Agreement may only be amended or modified with the prior written consent of the Pledgors and the Collateral Agent.

Twelfth.- Notices. All notices to be delivered by the parties hereto shall be made in writing and shall be served either: (i) personally, return receipt requested; (ii) by courier delivery, return receipt requested; or (iii) by facsimile followed by courier or personal delivery, return receipt requested. All notices shall be served at the following addresses and facsimile numbers, and shall become effective upon personal delivery:

To the Pledgors:

CDRJ Latin America Holding Company B.V.
Latin Cosmetics Holdings, B.V.
Regional Cosmetics Holding, B.V.
Southern Cosmetics Holdings B.V.
CDRJ Mexico Holding Company B.V.
c/o Jafra Cosmetics International, Inc.
2451 Townsgate Road
Westlake Village, California 91361

Attention: Corporate Secretary
Tel: (805) 449-3000
Fax: (805) 449 3270

To the Collateral Agent:

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10011

Attention: Yvette McQueen
Tel: (212) 325-9934
Fax: (212) 325-8304

Fourteenth.- Exhibits and Captions. All documents attached hereto are hereby incorporated by reference into, and shall be deemed a part of, this Agreement. The captions and headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Fifteenth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, with respect to any action or proceeding arising out of or relating hereto, and the parties hereby expressly and irrevocably waive all rights to any other jurisdiction to which they may be entitled to by reason of their present or future domiciles, or by any other reason with respect to this Agreement.

Sixteenth.- Further Assurances. The Pledgors, at the Collateral Agent's request, agree to promptly execute or cause to be executed and deliver to the Collateral Agent any and all documents, instruments and agreements deemed reasonably necessary by the Collateral Agent to give effect to or carry out the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in __ (________) counterparts, on this 20th day of May 2003.

The Pledgors:

CDRJ Latin America         Latin Cosmetics            Regional Cosmetics
Holding Company B.V.       Holdings, B.V.             Holding, B.V.
/s/ Ralph S. Mason, III    /s/ Ralph S. Mason, III    /s/ Ralph S. Mason, III
-------------------------  -------------------------  -------------------------
Name: Ralph S. Mason, III  Name: Ralph S. Mason, III  Name: Ralph S. Mason, III
Title: Executive Vice      Title: Executive Vice      Title: Executive Vice
       President                  President                  President

Southern Cosmetics Holdings B.V.        CDRJ Mexico Holding Company B.V.
/s/ Ralph S. Mason, III                 /s/ Ralph S. Mason, III
-------------------------------         -------------------------------
Name: Ralph S. Mason, III               Name: Ralph S. Mason, III
Title: Executive Vice President         Title: Executive Vice President

The Collateral Agent:

Credit Suisse First Boston,
acting through its Cayman Island branch

/s/ Karl Studer
-------------------------------
Name: Karl Studer
Title: Director

/s/ Cedric Evard
-------------------------------
Name: Cedric Evard
Title: Assistant Vice President

                                                                     Exhibit "A"
                                                          Stock Pledge Agreement
                                                             Pledged JCSA Shares

-------------------------------------------------------------------------------------------------
                                  CERTIFICATE                   FIXED (F)/    STOCK
                                 ISSUED IN THE       CLASS      VARIABLE   CERTIFICATE    NUMBER
ISSUER                              NAME OF         OF STOCK      (V)        NUMBER     OF SHARES
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              CDRJ Latin America     Series B         F          33         11,000
International, S.A. de C.V.  Holding Company B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              CDRJ Latin America     Series B         V          38         20,382
International, S.A. de C.V.  Holding Company B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Latin Cosmetics        Series B         F          35         10,000
International, S.A. de C.V.  Holdings B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Latin Cosmetics        Series B         V          40         18,613
International, S.A. de C.V.  Holdings B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Regional Cosmetics     Series B         F          34         10,000
International, S.A. de C.V.  Holding B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Regional Cosmetics     Series B         V          39         17,690
International, S.A. de C.V.  Holding B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Southern Cosmetics     Series B         F          32         10,000
International, S.A. de C.V.  Holdings B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Southern Cosmetics     Series B         V          37         16,767
International, S.A. de C.V.  Holdings B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              CDRJ Mexico Holding    Series B         F          31          9,000
International, S.A. de C.V.  Company B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              CDRJ Mexico Holding    Series B         V          36         15,921
International, S.A. de C.V.  Company, B.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Distribuidora          Series C         V          1          11,627
International, S.A. de C.V.  Comercial Jafra,
                             S.A. de C.V.
-------------------------------------------------------------------------------------------------
Jafra Cosmetics              Distribuidora          Series C         V          2           2,015
International, S.A. de C.V.  Comercial Jafra,
                             S.A. de C.V.
-------------------------------------------------------------------------------------------------

                                                                     Exhibit "B"
                                                          Stock Pledge Agreement
                                                              Pledged DCJ Shares

-------------------------------------------------------------------------------------------------
                                                                FIXED (F)/    STOCK
                              CERTIFICATE ISSUED     CLASS       VARIABLE   CERTIFICATE    NUMBER
ISSUER                          IN THE NAME OF      OF STOCK       (V)        NUMBER     OF SHARES
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      CDRJ Latin America     Series B        F           1           10
Jafra, S.A. de C.V.          Holding Company B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      Latin Cosmetics        Series B        F           2           10
Jafra, S.A. de C.V.          Holdings B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      Regional Cosmetics     Series B        F           3           10
Jafra, S.A. de C.V.          Holding B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      Southern Cosmetics     Series B        F           4           10
Jafra, S.A. de C.V.          Holdings B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      CDRJ Mexico Holding    Series B        F           5           10
Jafra, S.A. de C.V.          Company B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      CDRJ Latin America     Series B        V           6           17
Jafra, S.A. de C.V.          Holding Company B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      Latin Cosmetics        Series B        V           7           19
Jafra, S.A. de C.V.          Holdings B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      Regional Cosmetics     Series B        V           8           24
Jafra, S.A. de C.V.          Holding B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      Southern Cosmetics     Series B        V           9           20
Jafra, S.A. de C.V.          Holdings B.V.
-------------------------------------------------------------------------------------------------
Distribuidora Comercial      CDRJ Mexico Holding    Series B        V           10          21
Jafra, S.A. de C.V.          Company B.V.
-------------------------------------------------------------------------------------------------

                                                                     Exhibit "C"
                                                          Stock Pledge Agreement
                                                   Form of Secretary Certificate

[DATE]

Credit Suisse First Boston
[INSERT ADDRESS]

Attention:        [___________________]

Reference is made to the Stock Pledge Agreement (the "Stock Pledge Agreement"), entered into on May [__], 2003, by and among CDRJ Latin America Holding Company B.V., Latin Cosmetics Holdings, B.V., Regional Cosmetics Holding, B.V., Southern Cosmetics Holdings B.V. and CDRJ Mexico Holding Company B.V. as pledgors, and Credit Suisse First Boston, acting through its Cayman Island branch, in its capacity as collateral agent, in the name and on behalf of the Lenders (as defined in the Stock Pledge Agreement). Capitalized terms used and not otherwise defined herein are used as defined in the Stock Pledge Agreement.

I, _______________, in my capacity as Secretary of the Board of Directors of [JCSA/DCJ] do hereby certify, under oath, that on the date hereof, the Security Interest created on the Pledged [JCSA/DCJ] Shares in favor of the Collateral Agent has been duly recorded in the shares' registry book (libro de registro de acciones) of [JCSA/DCJ]. A certified copy of the relevant entry in the shares' registry book (libro de registro de acciones) of [JCSA/DCJ] is attached hereto as Annex "A".

IN WITNESS WHEREOF, I have set my hand this ____ day of __________ 200[__].

By:
Name:
Title: Secretary of the Board of Directors of [JCSA/DCJ]

                                                                     Exhibit "D"
                                                          Stock Pledge Agreement
                                 Form of Notice of Pledge over Additional Shares

Credit Suisse First Boston
[INSERT ADDRESS]

Attention:        [___________________]

         Reference is made to the Stock Pledge Agreement (the "Stock Pledge Agreement"), entered into on May [__], 2003, by and among CDRJ Latin America Holding Company B.V., Latin Cosmetics Holdings, B.V., Regional Cosmetics Holding, B.V., Southern Cosmetics Holdings B.V. and CDRJ Mexico Holding Company B.V. as pledgors, and Credit Suisse First Boston, acting through its Cayman Island branch, in its capacity as collateral agent, in the name and on behalf of the Lenders (as defined in the Stock Pledge Agreement). Capitalized terms used and not otherwise defined herein are used as defined in the Stock Pledge Agreement.

         By means of this Notice and pursuant to the provisions of paragraph (d) of Clause Second of the Stock Pledge Agreement, the undersigned hereby notifies you of the creation of the security interest in and to the following Additional Shares representing the capital stock of [INCLUDE NAME OF THE RELEVANT ISSUING COMPANY], pursuant to the Stock Pledge Agreement: [INCLUDE A DETAILED DESCRIPTION OF SUCH ADDITIONAL SHARES]

         In addition, we are attaching herewith as Annex "A" and Annex "B", respectively, (i) the share [CERTIFICATE] [CERTIFICATES] representing such Additional Shares, duly endorsed in pledge (en prenda) in favor of the Collateral Agent, and (ii) a certificate issued by the secretary of the board of directors of [INCLUDE NAME OF THE RELEVANT ISSUING COMPANY] certifying that, on the date hereof, the security interest created in favor of the Collateral Agent in and to such Additional Shares held by the Pledgors in the capital stock of [INCLUDE NAME OF THE RELEVANT ISSUING COMPANY] has been duly recorded in the shares' registry book (libro de registro de acciones) of [INCLUDE NAME OF THE RELEVANT ISSUING COMPANY], together with a true, correct and complete copy of the relevant entry in the shares' registry book (libro de registro de acciones) of [INCLUDE NAME OF THE RELEVANT ISSUING COMPANY].

Truly yours,
[INCLUDE NAME OF RELEVANT PLEDGOR(S)]

__________________
Name:
Title:

                                                                     Exhibit "E"
                                                          Stock Pledge Agreement
                                                      Form of Termination Notice

[DATE]

[CDRJ LATIN AMERICA              [LATIN COSMETICS            [REGIONAL COSMETICS
HOLDING COMPANY B.V.]            HOLDINGS, B.V.]             HOLDING, B.V.]

Attention:                       Attention:                  Attention:

[SOUTHERN COSMETICS HOLDINGS B.V.]            [CDRJ MEXICO HOLDING COMPANY B.V.]

Attention:                                    Attention:

         This Termination Notice is delivered pursuant to Clause Third of the Stock Pledge Agreement (the "Stock Pledge Agreement"), entered into on May [__], 2003, by and among CDRJ Latin America Holding Company B.V., Latin Cosmetics Holdings, B.V., Regional Cosmetics Holding, B.V., Southern Cosmetics Holdings B.V. and CDRJ Mexico Holding Company B.V. as pledgors, and Credit Suisse First Boston, acting through its Cayman Island branch, in its capacity as collateral agent, in the name and on behalf of the Lenders (as defined in the Stock Pledge Agreement). Capitalized terms used and not otherwise defined herein are used as defined in the Stock Pledge Agreement.

         By means of this Termination Notice the undersigned, acting as Collateral Agent under the Stock Pledge Agreement, hereby certifies that the Secured Obligations have been satisfied and, therefore, the Stock Pledge Agreement and the Security Interest created thereby shall terminate pursuant to Clause Third of the Stock Pledge Agreement and the Security Interest is hereby released.

         By virtue of the foregoing, [JCSA/DCJ] may proceed to cancel from its shares' registry book (libro de registro de acciones) the entries made with respect to the Stock Pledge Agreement and the Pledged Shares.

Sincerely,
The Collateral Agent
Credit Suisse First Boston, acting through its Cayman Island branch

__________________
Name:
Title: